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                                                                   EXHIBIT 23.3


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the 1989 Stock Option Plan of Viagene, Inc. and the Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan of our report dated January 27, 1995, with respect to the consolidated financial statements of Ciba Corning Diagnostics Corp. included in the Current Report Form 8-K/A of Chiron Corporation dated January 4, 1995, as amended on March 17, 1995, filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP


Boston, Massachusetts
October 4, 1995